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                                                                   EXHIBIT 10(s)

                                   AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of September, 1994, by and between Manville Personal Injury Settlement Trust (the "Trust") and Manville Corporation, a Delaware corporation ("MVL").

                                    RECITALS

         WHEREAS, MVL owns 100% of the issued and outstanding common stock of Schuller International Group, Inc., a Delaware corporation ("Schuller"); and

         WHEREAS, MVL and Schuller have, contemporaneously with the execution of this Agreement, executed an agreement, dated the date hereof (the "Corporate Agreement"), pursuant to which, inter alia, Schuller has agreed to certain restrictions on its ability to issue capital stock or amend its Certificate of Incorporation or Bylaws; and

         WHEREAS, MVL and Schuller have executed an agreement, dated as of January 1, 1994 (the "Tax Sharing Agreement"), with respect to certain tax matters; and

         WHEREAS, the Trust owns over a majority of the issued and outstanding shares of common stock of MVL; and

         WHEREAS, MVL and the Trust desire to set forth their agreement regarding certain matters relating to the Corporate Agreement and the Tax Sharing Agreement and certain other matters.

                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Covenants of MVL. During the term of this Agreement, MVL shall:

                 (i) not waive, amend, modify or alter any provision of the Corporate Agreement, or supple-
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ment, cancel or terminate the Corporate Agreement, without the prior written consent of the Trust;

         (ii) not vote in favor of or consent to (or cause or permit Schuller to make) any amendment, supplement, restatement, cancellation, modification or alteration of Schuller's Certificate of Incorporation or Bylaws, except in the form attached hereto as Exhibit A, without the prior written consent of the Trust;

         (iii) not waive, amend, modify or alter any provision of the Tax Sharing Agreement in any manner that would have an adverse effect on MVL or cancel or terminate such Tax Sharing Agreement, without the prior written consent of the Trust;

         (iv) without the Trust's prior written consent, not sell, issue or otherwise dispose of any shares of Schuller's preferred stock or common stock, or any rights, warrants or options (including any instrument which is or could be treated as an option in accordance with the Treasury Regulations promulgated pursuant to Section 1504 (a) (5) (A) and (B) of the Internal Revenue Code of 1986, as amended (the "Code")) for the purchase of Schuller's preferred stock or common stock (collectively, the "Stock"), if immediately after such sale, issuance or disposition (and taking into consideration any contemporaneous sale, issuance, or other disposition of Stock by Schuller or any other person or entity), Schuller would not be a member of the affiliated group of corporations (within the meaning of Section 1504(a) of the Code) of which MVL is the common parent;

         (v) not sell, issue or otherwise dispose of any Stock without the approval of MVL's board of directors;

         (vi) at such time and for as long as less than 100% but more than 50% of Schuller's issued and outstanding common stock is owned directly or indirectly by MVL and at least a majority of MVL's issued and outstanding common stock is owned directly or indirectly by the Trust or by the Trust's direct or indirect assignee hereunder in








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accordance with Section 7 hereof (the "Assignee"), to vote all of its shares of Schuller common stock (and any other securities MVL may now own or hereafter acquire that are entitled to be voted in any election of Schuller directors) and to take or cause to be taken such other reasonable steps such as the calling of a special stockholders meeting to increase the number of directors (if necessary) and to elect additional directors at such meeting) as shall be appropriate to cause there to be elected at such time and at each subsequent election of directors of Schuller in favor of a slate of directors or, in the case of vacancies, individual directors, so that the Schuller board of directors includes at least two persons designated by the Trust or the Assignee (provided that, in the event that the Trust designates two persons who are not trustees of the Trust, such persons are reasonably acceptable to MVL ); and

         (vii) at such time and for as long as any holders of Schuller's preferred stock are entitled to elect one or more persons to Schuller's board of directors as a result of their holding of preferred stock (unless such right is not then exercisable), to vote all of its shares of Schuller common stock (and any other securities MVL may now own or hereafter acquire that are entitled to be voted in any election of Schuller directors) and to take or cause to be taken such other reasonable steps such as the calling of a special stockholders meeting to increase the number of directors (if necessary) and to elect additional directors at such meeting) as shall be appropriate to cause there to be elected at such time and at each subsequent election of directors of Schuller a slate of directors or, in the case of vacancies, individual directors, so that the Schuller board of directors includes at least the same number of persons designated by the Trust (each of whom may or may not be a trustee of the Trust) or by the Assignee as the aggregate number of persons which all classes of preferred stock are then entitled to elect to Schuller's board of directors; it being understood that any persons designated by the Trust or the Assignee who are then serving on Schuller's board of directors pursuant to the terms of Section 1 (vi)








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     above shall be included in determining the number of persons that the
     Trust or the Assignee is entitled to designate pursuant to this Section 1
     (vii) and provided that if the Trust designates two persons who are not trustees of the Trust, such persons are reasonably acceptable to MVL.

         2. Notification. MVL shall promptly notify the Trust of any request by Schuller for MVL to vote in favor of or consent to any of the actions, transactions or matters referred to in Section 1.

         3. Application to Schuller's Subsidiaries. The terms of Sections 1 and 2 hereof shall apply to Schuller and to the following entities (each, a "Schuller Subsidiary"): any direct or indirect Subsidiary (as defined below) of MVL which directly or indirectly owns, or to which is transferred direct or indirect ownership of, at least a substantial portion (i.e., more than 50%) of the consolidated assets of Schuller and its Subsidiaries. "Subsidiary" of a person means any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are directly or indirectly owned by such person. The term "Schuller" as used in Sections 1, 2 and 3 hereof shall be understood to refer to and is hereby defined to include Schuller and each Schuller Subsidiary.

         4. Term of Agreement. This Agreement shall automatically terminate on the earlier of (i) the date on which MVL owns a majority of neither Schuller's nor any Schuller Subsidiary's issued and outstanding common stock or (ii) the date on which a majority of MVL's issued and outstanding common stock is no longer owned, by the Trust or the Assignee.

         5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to its conflicts of law principles.

         6. Amendment. This Agreement may only be amended by a written agreement executed by both of the parties hereto.








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         7. Assignment. Neither party may assign any rights, duties or obligations hereunder without the prior written consent of the other, provided, however, that the Trust's rights hereunder may be assigned by the Trust (and any direct or indirect assignee of the Trust) to any person in connection with the transfer of a majority of the issued and outstanding common stock of MVL to such person.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties related to the subject matter hereof, and supersedes all prior agreements, representations, negotiations, statements or proposals related to the subject matter hereof.

         9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same agreement.









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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above  written.

                                          MANVILLE CORPORATION,
                                          a Delaware corporation


                                          By:  /s/ Richard B. Von Wald
                                          Name:    Richard B. Von Wald
                                          Title:   Senior Vice President,
                                                   General Counsel and Secretary

                                          MANVILLE PERSONAL INJURY
                                          SETTLEMENT TRUST


                                          By:  /s/ David T. Austern
                                          Name:    David T. Austern
                                          Title:   General Counsel and Secretary





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                                                Exhibit A to Corporate Agreement

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       SCHULLER INTERNATIONAL GROUP, INC.


                                   ARTICLE I
                                      NAME

         The name of the corporation shall be Schuller International Group, Inc. (the "Corporation").


                                   ARTICLE II
                                    PURPOSE

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be now or hereafter organized under the Delaware General Corporation Law.


                                  ARTICLE III
                                    CAPITAL

         The total number of shares of Common Stock which the Corporation shall have authority to issue is [up to Seventy-Five Million (75,000,000)] shares of Common Stock having a par value of [up to one dollar ($1.00)] per share. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares having a par value of [up to one dollar ($1.00)] per share.

         The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                          (i)  The number of shares constituting that series
                 and the distinctive designation of that series;
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                          (ii)  The dividend rate on the shares of that series,
                 whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                          (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                          (iv) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                          (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                          (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                          (vii) The right of the shares of that series to the
                 benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

                          (viii)  The rights of the shares of that series    in
                 the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                          (ix) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.





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                                   ARTICLE IV
                          REGISTERED OFFICE AND AGENT

         The initial registered office of the Corporation shall be at ___________________, and the name of the initial registered agent at such address is _____________. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE V
                     DIRECTOR LIABILITY AND INDEMNIFICATION

         (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

         (2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law as the same exists or may hereafter be amended.
The right to indemnification conferred in this Article shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.

                 (b) The Corporation may, by action of the Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by applicable law as the same exists or may hereafter be amended.

         (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the





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Corporation would have the power to indemnify him or her against such liability under applicable law as the same exists or may hereafter be amended.

         (4) The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

         (5) Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment or repeal or such adoption of an inconsistent provision.


                                   ARTICLE VI
                                   DIRECTORS

         The number of directors of the Corporation shall be as fixed from time to time by or in the manner provided in the bylaws of the Corporation.
Election of directors need not be by ballot.


                                  ARTICLE VII
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by law,
(a) the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, subject to the power of the stockholders to adopt, amend or repeal the bylaws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the bylaws and (b) the Corporation may in its bylaws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.


                                  ARTICLE VIII
                    CHANGES IN AUTHORIZED CAPITAL STOCK AND
                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

         The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in any amendment thereof, in the manner now or hereafter prescribed in this Certificate of





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Incorporation and by law, and all rights conferred upon stockholders in said
Certificate of Incorporation or any amendment thereto are granted subject to this reservation.


                                   ARTICLE IX
                                  INCORPORATOR

         The names and addresses of the incorporator are as follows:

                                   [to come]





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